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                                                                    Exhibit 10.1


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of May 3, 2002, by and among Pemstar Inc., a Minnesota corporation, with headquarters located at 3535 Technology Drive, N.W., Rochester, Minnesota 55901 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. The Company has authorized (i) a new series of convertible notes of the Company in the form attached hereto as Exhibit A (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "Initial Notes"), which Initial Notes shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") (as converted, the "Initial Conversion Shares"), in accordance with the terms of the Initial Notes, (ii) a new series of convertible notes of the Company in the form attached hereto as Exhibit B (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "Subsequent Notes"), which Subsequent Notes shall be convertible into shares of Common Stock (as converted, the "Subsequent Conversion Shares"), in accordance with the terms of the Subsequent Notes and (iii) a new series of convertible notes of the Company in the form attached hereto as Exhibit C (together with any convertible notes issued in replacement thereof in accordance with the terms thereof, the "Additional Notes" and, collectively with the Initial Notes and the Subsequent Notes, the "Notes"), which Additional Notes shall be convertible into shares of Common Stock (as converted, the "Additional Conversion Shares" and, collectively with the Initial Conversion Shares and the Subsequent Conversion Shares, the "Conversion Shares"), in accordance with the terms of the Additional Notes. The Notes bear interest which at the option of the Company, subject to certain conditions, may be paid in shares of Common Stock ("Interest Shares");

         C. Each Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Initial Notes set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $5,000,000) (the "Initial A-1 Notes") and (ii) warrants, in substantially the form attached hereto as Exhibit I (the "Initial A-1 Warrants"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Initial A-1 Notes purchased equal to the quotient of (a) $300 divided by (b) the Market Price (as defined in Section 1(i)) with respect to the Initial Closing Date (as defined below) (as exercised, collectively, the "Initial A-1 Warrant Shares");

         D. Upon the terms and conditions stated in this Agreement, each Buyer may be required to purchase, and the Company may be required to sell, (i) up to that aggregate principal amount of Initial Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be up to$5,000,000) (the "Initial A-2 Notes") and (ii) warrants, in substantially the form attached hereto as Exhibit I (the "Initial A-2 Warrants" and, collectively with the Initial A-1 Warrants, the "Initial Warrants"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Initial

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A-2 Notes purchased equal to the quotient of (a) $300 divided by (b) the greater of the Market Price with respect to the Second Closing Date (as defined below) and the Pricing Condition Floor (as defined in Section 1(i)) with respect to such Buyer with respect to the Second Closing Date (as exercised, collectively, the "Initial A-2 Warrant Shares" and, collectively with the Initial A-1 Warrant Shares, the "Initial Warrant Shares");

         E. Upon the terms and conditions stated in this Agreement, each Buyer may be required to purchase, and the Company may be required to sell, at multiple closings (i) up to such Buyer's Subsequent Closing Percentage (as defined in Section 1(i)) of an aggregate principal amount of $30,000,000 of Subsequent Notes (as increased with respect to such Buyer for any principal amount of Initial A-2 Notes set forth opposite such Buyer's name in column (4) of the Schedule of Buyers not purchased by such Buyer at the Second Closing (as defined below)) and (ii) warrants, in substantially the form attached hereto as
Exhibit I (the "Subsequent Warrants"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Subsequent Notes purchased equal to the quotient of (a) $300 divided by (b) the greater of the Market Price with respect to the applicable Subsequent Closing Date (as defined below) and the Pricing Condition Floor with respect to such Buyer with respect to the applicable Subsequent Closing Date (as exercised, collectively, the "Subsequent Warrant Shares");

         F. Upon the terms and conditions stated in this Agreement, each Buyer may have the right to purchase, and the Company may be required to sell, (i) up to such Buyer's Subsequent Closing Percentage of an aggregate principal amount of $10,000,000 of Additional Notes and (ii) warrants, in substantially the form attached hereto as Exhibit I (the "Additional Warrants" and, collectively with the Initial A-1 Warrants, the Initial A-2 Warrants, and the Subsequent Warrants, the "Warrants"), to acquire that number of shares of Common Stock for each $1,000 of principal amount of Additional Notes purchased equal to the quotient of (a) $300 divided by (b) the Market Price with respect to the Additional Closing Date (as defined below) (as exercised, collectively, the "Additional Warrant Shares" and, collectively with the Initial A-1 Warrant Shares, the A-2 Warrant Shares and the Subsequent Warrant Shares, the "Warrant Shares"); and

         G. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit D (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws. The Notes, the Conversion Shares, the Interest Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

         NOW THEREFORE, the Company and each Buyer hereby agree as follows:

         1. PURCHASE AND SALE OF NOTES AND WARRANTS.

                  (a) Purchase of Notes and Warrants.


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                           (i) Initial Closing. Subject to the satisfaction (or
                  waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, a principal amount of the Initial A-1 Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Initial A-1 Warrants to acquire that number of Initial A-1 Warrant Shares for each $1,000 of principal amount of Initial A-1 Notes purchased equal to the quotient of (a) $300 divided by (b) the Market Price with respect to the Initial Closing Date (the "Initial Closing").

                           (ii) Second Closing. Subject to the satisfaction (or
                  waiver) of the conditions set forth in Sections 6(b) and 7(b), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, the principal amount of Initial A-2 Notes, if any, equal to such Buyer's Second Closing Amount (as defined in Section 1(i)), along with Initial A-2 Warrants to acquire that number of Initial A-2 Warrant Shares for each $1,000 of principal amount of Initial A-2 Notes purchased equal to the quotient of (a) $300 divided by (b) the greater of the Market Price with respect to the Second Closing Date and the Pricing Condition Floor with respect to such Buyer with respect to the Second Closing Date (the "Second Closing").

                           (iii) Subsequent Closings. Subject to the
                  satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) and in accordance with Section 1(d), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, at multiple closings (each a "Subsequent Closing" and, collectively, the "Subsequent Closings"), such Buyer's Subsequent Closing Percentage of an aggregate principal amount of Subsequent Notes equal to $30,000,000 plus the aggregate principal amount of Initial A-2 Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers which were not issued to such Buyer at the Second Closing, along with Subsequent Warrants to acquire that number of Subsequent Warrant Shares for each $1,000 of principal amount of Subsequent Notes purchased equal to the quotient of (a) $300 divided by (b) the greater of the Market Price with respect to the applicable Subsequent Closing Date and the Pricing Condition Floor with respect to such Buyer with respect to the applicable Subsequent Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) and in accordance with Section 1(d), at each Subsequent Closing each Buyer shall purchase, and the Company shall sell to such Buyer, such Buyer's Subsequent Closing Amount (as defined in Section 1(i)) with respect to such Subsequent Closing, along with the related Subsequent Warrants determined in accordance with the preceding sentence.

                           (iv) Additional Closing. Subject to the satisfaction
                  (or waiver) of the conditions set forth in Sections 1(e), 6(b) and 7(b), at the option of each Buyer, the Company shall issue and sell to each Buyer, at multiple closings, if applicable, and each Buyer severally, but not jointly, may purchase from the Company, up to the principal amount of Additional Notes, if any, equal to such Buyer's Subsequent Closing Percentage of $10,000,000 (but not in excess of such Buyer's Remaining Principal Share Amount unless the Shareholder Approval (as defined in Section 4(n)) has been obtained), along with Additional Warrants to acquire that number of Additional Warrant Shares for each $1,000 of principal amount of Additional Notes purchased equal to the quotient of (a) $300 divided by (b) $7.50 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock


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                  which occur after the date of this Agreement and, on the terms of Section 7 of the Additional Notes in proportion to adjustments that would be made to the initial Conversion Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement) (the "Additional Closing" and, collectively with the Initial Closing, the Second Closing and the Subsequent Closings, the "Closings" and each, a "Closing").

                           (v) Purchase Price. The purchase price for each Buyer
                  (the "Purchase Price") of the Notes and the related Warrants to be purchased by each such Buyer at each of the Closings shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at such Closing.

                  (b) Initial Closing Date. The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., Central Time, on May 7, 2002, subject to notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below (or such other earlier or later date as is mutually agreed to by the Company and each Buyer).

                  (c) Second Closing Date. The date and time of the Second Closing (the "Second Closing Date") shall be 10:00 a.m., Central Time, on the third (3rd) Business Day (as defined in Section 1(i)) following the last Trading Day (as defined in Section 1(i)) of the Initial Pricing Period (as defined in Section 1(i)), subject to notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 6(b) and 7(b) below (or such other date as is mutually agreed to by the Company and each Buyer).

                  (d) Subsequent Closing Dates. The date and time of each Subsequent Closing (each a "Subsequent Closing Date") shall be 10:00 a.m., Central Time, on the third (3rd) Business Day following the last Trading Day of each Subsequent Pricing Period (as defined in Section 1(i)), subject to notification of satisfaction (or waiver) of the conditions to such Subsequent Closing set forth in Sections 6(b) and 7(b) below (or such other date as is mutually agreed to by the Company and each Buyer), until each Buyer's Subsequent Closing Amount is equal to zero (other than as a result of any Pricing Condition not being met); provided, however, that no Subsequent Closing Date shall occur on or after December 10, 2002.

                  (e) Additional Closing Date. The date and time of each Additional Closing (an "Additional Closing Date" and, collectively with the Initial Closing Date, the Second Closing Date and the Subsequent Closing Dates, the "Closing Dates" and each a "Closing Date") shall be 10:00 a.m., Central Time, on the date specified in the Additional Note Notice (as defined below), subject to notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this Section 1(e) (or such other date as is mutually agreed to by the Company and each Buyer purchasing Additional Notes at the Additional Closing). At any time during the period beginning on and including the earlier of December 11, 2002 and the first date on which a Buyer's Remaining Principal Amount is zero and ending on and including the later of December 18, 2002 and the date which is five (5) Trading Days after such Buyer's receipt of the Available Additional Note Notice (as defined in Section 1(h)(III)) (the "Additional Note Notice Period"), such Buyer may purchase, at such Buyer's option, Additional Notes (but not in excess of such Buyer's Remaining Principal Share


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         Amount unless the Shareholder Approval has been obtained) by delivering written notice to the Company (an "Additional Note Notice") on any day during the Additional Note Notice Period (the "Additional Note Notice Date"). The Additional Note Notice shall set forth (A) the Additional Closing Date, which shall be two (2) Business Days after the Additional Note Notice Date, (B) the principal amount of Additional Notes (which shall not exceed such Buyer's Remaining Principal Share Amount unless the Shareholder Approval has been obtained) and the number of related Additional Warrant Shares subject to the related Additional Warrant such Buyer will purchase, and (C) the aggregate Purchase Price for the Additional Notes and the related Additional Warrants to be purchased.

                  (f) Closing Location. Each Closing shall occur on the applicable Closing Date at the offices of Katten Muchin Zavis Rosenman, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                  (g) Form of Payment. On each Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and Warrants, if any, to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, Notes (in the principal amounts as such Buyer shall request) (with respect to each such Closing, the "Note Certificates") representing such principal amount of the Notes which such Buyer is then purchasing (as determined in accordance with Sections 1(a), 1(d) and 1(e), as applicable) along with the Warrants such Buyer is purchasing (as determined in accordance with Sections 1(a), 1(d) and 1(e), as applicable) hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

                  (h) Closing and Pricing Notices.

                           (I) On the last Trading Day of each Subsequent
                  Pricing Period, the Company (or its designated agent) shall deliver (by facsimile and e-mail) written notice (each a "Pricing Period Notice") to each Buyer by 11:59 p.m., Central Time, on such Trading Day, which Pricing Period Notice shall set forth (i) such Buyer's Total Set Share Amount (as defined in Section 1(i)) as of such Trading Day and (ii) the Company's calculation of the Market Price and such Buyer's Subsequent Closing Amount with respect to the Subsequent Closing Date immediately following such Subsequent Pricing Period.

                           (II) Before 11:59 p.m., Central Time, on any Trading
                  Day during a Subsequent Pricing Period on which a Buyer's Total Set Share Amount first exceeds such Buyer's Subsequent Closing Percentage of the Maximum Principal Share Number (as defined in Section 1(i)), the Company (or its designated agent) shall deliver (by facsimile and e-mail) written notice (with respect to each Buyer, each a "Limit Notice") to such Buyer (i) stating that such Buyer's Total Set Share Amount has exceeded such Buyer's Subsequent Closing Percentage of the Maximum Principal Share Number and the Company's calculations of such fact, including, without limitation, such Buyer's Total Set Share Amount on such Trading Day and (ii) the Company's calculation of the Market Price and such Buyer's Subsequent Closing Amount with respect to the Subsequent Closing Date immediately following such Subsequent Pricing Period; provided, however, that the Company shall not be required to deliver a Limit Notice after the date on which it obtains


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                  the Shareholder Approval if the Company obtains the
                  Shareholder Approval prior to the first date on which the Company was required, pursuant to this Section 1(h)(II), to deliver a Limit Notice to any Buyer.

                           (III) On the first (1st) Business Day following the
                  earlier of December 10, 2002 and the first date on which a Buyer's Remaining Principal Amount is zero, the Company (or its designated agent) shall deliver (by facsimile and e-mail) written notice (with respect to each Buyer, each an "Available Additional Note Notice") to such Buyer setting forth the Company's calculation of such Buyer's Remaining Principal Share Amount and the aggregate principal amount of Additional Notes which such Buyer is entitled to purchase pursuant to Sections 1(a) and 1(e), or, if the Shareholder Approval has been obtained, setting forth the Company's calculation of such Buyer's Subsequent Closing Percentage of $10,000,000 of Additional Notes.

                           (IV) On or before the first (1st) Business Day
                  following the last Trading Day of the Initial Pricing Period, the Company (or its designated agent) shall deliver (by facsimile and e-mail) to each Buyer a written notice setting forth the Company's calculation of the Market Price with respect to the Initial Closing Date and the Second Closing Date and the Conversion Price of the Initial A-1 Notes and the Initial A-2 Notes.

                           (V) If on any Trading Day during the Initial Pricing
                  Period the Company delivers a Trading Day Designation Notice (as defined in the Initial A-1 Notes) to any Buyer by 7:30 a.m., Central Time, on such Trading Day, then the Company must deliver in the same manner the same Trading Day Designation Notice to all Buyers by 7:30 a.m., Central Time, on such Trading Day.

                  (i) Certain Defined Terms. For purposes of this Agreement and the Registration Rights Agreement and, unless otherwise defined therein, the Notes and the Warrants, the following terms have the following meanings:

                           (i) "Assumed Conversion Price" means (A) for purposes
                  of the term Remaining Principal Share Amount with respect to a Buyer being used in the definition of Subsequent Closing Amount as of any Subsequent Closing Date, 120% of the greater of the Market Price with respect to such Subsequent Closing Date and the Pricing Condition Floor with respect to such Buyer with respect to such Subsequent Closing Date and (B) for purposes of determining the principal amount of Additional Notes a Buyer may purchase, if any, and for purposes of setting forth the Remaining Principal Share Amount in an Available Additional Note Notice, $9.00 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 7 of the Additional Notes, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement).

                           (ii) "Business Day" means any day other than
                  Saturday, Sunday and any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           (iii) "Initial Pricing Period" means the period
                  beginning on and including the date which is three (3) Trading Days after the Initial Closing Date and ending on



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                  and including the date which is 18 Trading Days after the
                  Initial Closing Date.

                           (iv) "Market Price" means (A) with respect to the
                  Initial Closing Date and the Second Closing Date, that price which shall be computed as the arithmetic average of the Weighted Average Price (as defined in the Initial A-1 Notes) of the Common Stock on each Designated Trading Day (as defined in the Initial A-1 Notes) during the Initial Pricing Period,
                  (B) with respect to any Subsequent Closing Date, that price which shall be computed as the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the Subsequent Pricing Period immediately preceding such Subsequent Closing Date (excluding, with respect to any Buyer, those Trading Days (and the Weighted Average Prices on such Trading Days) on and after the Trading Day on which the Company is required, pursuant to Section 1(h)(II), to deliver a Limit Notice to such Buyer) and (C) with respect to any Additional Closing Date, $7.50 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement and, on the terms of Section 7 of the Additional Notes in proportion to adjustments that would be made to the initial Conversion Price thereunder, for any issuances or deemed issuances of securities by the Company which occur after the date of this Agreement). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

                           (v) "Maximum Closing Amount" means, with respect to
                  each Buyer with respect to a Subsequent Closing Date: (A) if the Pricing Condition was met with respect to the Closing Date immediately preceding such Subsequent Closing Date (or, if despite the Pricing Condition not being met with respect to such preceding Closing Date, such Buyer elected to purchase the maximum principal amount of Notes that such Buyer could purchase on such preceding Closing Date) and is met with respect to such Subsequent Closing Date, then such Buyer's Subsequent Closing Percentage of $10,000,000; (B) if the Pricing Condition was not met with respect to the Closing Date immediately preceding such Subsequent Closing Date but is met with respect to such Subsequent Closing Date, then the difference of (I) such Buyer's Subsequent Closing Percentage of $10,000,000 minus (II) the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement since the last Target Day, or, if no Target Day has occurred, since the date of this Agreement; or (C) if the Pricing Condition is not met with respect to such Subsequent Closing Date, then zero, unless within one (1) Business Day after the last Trading Day of the Pricing Period immediately preceding such Subsequent Closing Date such Buyer delivers written notice to the Company of such Buyer's election to purchase Subsequent Notes, in which case, the aggregate principal amount of Subsequent Notes which such Buyer will purchase at such Subsequent Closing Date shall be as set forth in such written notice up to the amount determined pursuant to clause (A) or
                  (B), as applicable (assuming for purposes of such determination the Pricing Condition had been met with respect to such Subsequent Closing Date).

                           (vi) "Maximum Principal Share Number" means 5,372,058
                  (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement).

                           (vii) "Pricing Condition" means, with respect to a
                  Buyer with respect to a Closing Date (other than the Initial Closing Date), that the Market Price with respect to such



                                       -7-

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                  Closing Date is greater than or equal to the Pricing Condition
                  Floor with respect to such Buyer with respect to such Closing Date.

                           (viii) "Pricing Condition Floor" means, with respect
                  to a Buyer with respect to a Closing Date (other than the Initial Closing Date) (A) on or prior to the First Target Day (as defined below), $5.42 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement, (B) after the First Target Date and on or prior to the Second Target Day (as defined below), $5.84 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement) or (C) after the Second Target Day, $6.25 (as appropriately adjusted for any stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock which occur after the date of this Agreement).

                           (ix) "Pricing Period" means the Initial Pricing
                  Period or any Subsequent Pricing Period, as applicable.

                           (x) "Remaining Principal Amount" means, with respect
                  to a Buyer as of any date of determination, the difference of
                  (A) such Buyer's Subsequent Closing Percentage of $40,000,000 minus (B) the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement prior to such date of determination.

                           (xi) "Remaining Principal Share Amount" means, with
                  respect to a Buyer as of any date of determination, that principal amount of Notes which would be convertible, at the Assumed Conversion Price, into a number of Conversion Shares equal to the difference between (A) such Buyer's Subsequent Closing Percentage of the Maximum Principal Share Number minus
                  (B) the aggregate number of Conversion Shares issuable upon conversion of the aggregate principal amount of Notes purchased by such Buyer prior to such date of determination, assuming each such Note had been converted in full on its applicable Closing Date at the Conversion Price for such Note as of such Closing Date (without regard to any limitations on conversions or the accrual of any Interest (as defined in the Notes) on such Notes).

                           (xii) "Second Closing Amount" means, with respect to
                  each Buyer: (i) if the Pricing Condition is met with respect to the Second Closing Date, then the aggregate principal amount of Initial A-2 Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers; or (ii) if the Pricing Condition is not met with respect to the Second Closing Date, then zero, unless within one (1) Business Day after the last Trading Day of the Initial Pricing Period such Buyer delivers written notice to the Company of such Buyer's election to purchase Initial A-2 Notes, in which case, the aggregate principal amount of Initial A-2 Notes in such written notice (which amount shall in no event exceed the aggregate principal amount of Initial A-2 Notes set forth opposite such Buyer's name in column (4) on the Schedule of Buyers).

                           (xiii) "Subsequent Closing Amount" means, with
                  respect to a Buyer with respect to a Subsequent Closing Date, the least of (A) the Maximum Closing Amount, (B) the Remaining Principal Amount and (C) the Remaining Principal Share Amount immediately preceding such Subsequent Closing Date; provided, however, that if the Company has obtained the Shareholder Approval prior to the first date on which the Company is required, pursuant to


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

                  Section 1(h)(II), to deliver a Limit Notice to any Buyer, then "Subsequent Closing Amount" shall mean, with respect to a Buyer with respect to a Subsequent Closing Date after the receipt of the Shareholder Approval, the lesser of (I) the Maximum Closing Amount and (II) the Remaining Principal Amount immediately preceding such Subsequent Closing Date.

                           (xiv) "Subsequent Closing Percentage" means, with
                  respect to a Buyer, the percentage set forth opposite such Buyer's name in column (5) on the Schedule of Buyers.

                           (xv) "Subsequent Pricing Period" means each period
                  beginning on and including the date which is 4 Trading Days after the last Trading Day of the immediately preceding Pricing Period and ending on and including the date which is 13 Trading Days after the last Trading Day of the immediately preceding Pricing Period.

                           (xvi) "Target Day" means, with respect to a Buyer,
                  each of (A) the first (1st) day as of which the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement equals such Buyer's Subsequent Closing Percentage of $10,000,000 (the "First Target Day"), (B) the first (1st) day as of which the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement equals such Buyer's Subsequent Closing Percentage of $20,000,000 (the "Second Target Day"), (C) the first (1st) day as of which the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement equals such Buyer's Subsequent Closing Percentage of $30,000,000 and (D) the first
                  (1st) day as of which the aggregate principal amount of Notes purchased by such Buyer pursuant to this Agreement equals such Buyer's Subsequent Closing Percentage of $40,000,000.

                           (xvii) "Total Set Share Amount" means, with respect
                  to a Buyer as used in a Pricing Period Notice, the sum of (A) the aggregate number of Conversion Shares issuable upon conversion of the aggregate principal amount of Notes purchased by such Buyer prior to such date of determination, assuming each such Note had been converted in full on its applicable Closing Date at the Conversion Price for such Note as of such Closing Date (without regard to any limitations on conversions or the accrual of any Interest (as defined in the Notes) on such Notes) and (B) the result of (I) the product of
                  (x) the number of Trading Days during the period beginning on and including the first day of the Pricing Period during which such Pricing Period Notice is being delivered and ending on and including the date such Pricing Period Notice is being delivered, multiplied by (y) one-tenth (1/10) of the lower of such Buyer's Maximum Closing Amount (assuming for purposes of such determination that the Pricing Condition were met with respect to such Closing Date immediately following such Pricing Period) and such Buyer's Remaining Principal Amount, divided by (II) 120% of the arithmetic average of the Weighted Average Price of the Common Stock on each Trading Day during the period beginning on and including the first day of the Pricing Period during which such Pricing Period Notice is being delivered and ending on and including the date such Pricing Period Notice is being delivered.

                           (xiii) "Trading Day" shall have the meaning set forth
                  in the Notes.

                           (xix) "Weighted Average Price" shall have the meaning
                  set forth in the Notes.

         2. BUYER'S REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants with respect to only itself that:

                  (a) No Public Sale or Distribution. Such Buyer (i) is acquiring the Notes and the Warrants and (ii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in Section 1(d) of the Warrants)), will acquire the Warrant Shares issuable upon exercise thereof, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                  (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                  (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                  (d) Experience of Buyer. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities. Such Buyer is able to bear the economic risk and complete loss of its investment in the Securities.

                  (e) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  (f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended, (or a successor rule thereto) ("Rule 144");
         (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (h) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the sale of the Conversion Shares, the Interest Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, the Interest Shares and the Warrant Shares, except as set forth below, shall bear any legend required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                  [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT EITHER
                  (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, (II) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OR QUALIFICATION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (III) SUCH TRANSFER BEING MADE PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, [THIS [NOTE/ WARRANT] AND THE SECURITIES INTO WHICH THIS [NOTE/WARRANT] IS [CONVERTIBLE/EXERCISABLE]] [THE SECURITIES] MAY BE PLEDGED

                  IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the 1933 Act,
         (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act,
         (iii) following any sale of such Securities pursuant to Rule 144, or
         (iv) if such Securities are eligible for resale under Rule 144(k).

                  (i) Validity; Enforcement. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity and has the requisite corporate, partnership, limited liability or other organizational power and authority to invest in the Securities pursuant to this Agreement. This Agreement has been, and as of the Initial Closing the Registration Rights Agreement shall have been, duly and validly authorized, executed and delivered on behalf of such Buyer and this Agreement is, and as of the Initial Closing the Registration Rights Agreement shall be, a valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  (j) Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each of the Buyers that:

                  (a) Organization and Qualification. The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

                  (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, as the case may be, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. As of each Closing, the Transaction Documents dated after the date hereof required to have been executed and delivered with respect to such Closing shall have been duly executed and delivered by the Company, and shall constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

                  (c) Issuance of Securities. The Notes are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the applicable Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 120% of the number of shares of Common Stock issuable upon conversion of, or as payment for interest on, the Notes to be issued at such Closing and 100% of the number of shares of Common Stock issuable upon exercise of the Warrants to be issued at such Closing (subject to adjustment pursuant to the Company covenants set forth in the Notes and the Warrants). Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, and upon issuance of the Interest Shares as interest on the Notes, the Conversion Shares, the Warrant Shares and the Interest Shares, respectively, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy as to factual matters of the Buyers' representations in
         Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                  (d) No Conflicts. Except as disclosed in Schedule 3(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares, the Interest Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

                  (e) Consents. Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof other than filings that will have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and the additional listing application requirements of The Nasdaq Stock Market, Inc., which the Company undertakes to file within the applicable time periods. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

                  (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an "affiliate" of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act (as defined below)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (g) No General Solicitation; Placement Agent. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged Lehman Brothers Inc. as placement agent (the "Agent") in connection with the sale of the Notes and the Warrants, which Agent may have formally or informally engaged other agents on its behalf. Other than the

         Agent, the Company has not engaged any placement agent, broker, dealer, finder or other agent in connection with the sale of the Notes and the Warrants.

                  (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                  (i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  (j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company specifically represents, warrants and agrees that, in accordance with Section 1 of the rights agreement, dated August 11, 2000, between the Company and Wells Fargo Bank Minnesota, N.A. (the "Rights Plan"), regardless of the number of Conversion Shares, Interest Shares and Warrant Shares of which each Buyer is deemed the Beneficial Owner (as defined in the Rights Plan), none of the Buyers is intended to be or will be deemed to be an Acquiring Person within the meaning of the Rights Plan because of the acquisition of the Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) pursuant to this Agreement, and the acquisition of the Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) pursuant to this Agreement, shall not, under any circumstances, trigger a Distribution Date within the meaning of the Rights Plan; provided, however, that only Securities (including the Conversion Shares, Interest Shares and the Warrant Shares) acquired pursuant to this Agreement, upon conversion of the Notes or upon exercise of the Warrants, as the case may be, shall be deemed excluded from the number of shares of Common Stock deemed beneficially owned by each Buyer in determining whether such Buyer is an Acquiring Person within the meaning of the Rights Plan.

                  (k) SEC Documents; Financial Statements. Since August 7, 2000, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete and accurate list of all the SEC Documents is set forth in Schedule 3(k) and all such SEC Documents were filed on the SEC's Edgar System. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except
         (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  (l) Absence of Certain Changes. Except as disclosed with reasonable specificity in the SEC Documents filed at least ten days prior to the date of this Agreement or as disclosed in Schedule 3(l), since March 31, 2001 there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. During the period beginning on and including April 1, 2001 and ending on and including March 31, 2002, the Company has not
         (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $5,000,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $40,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transaction contemplated hereby, will not be Insolvent (as defined below). For purposes of this Section 3(l), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the

         Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                  (m) Certain Financial Matters. As of the date hereof and as of the Initial Closing Date, the Company has no knowledge that the aggregate amount of all charges related to restructuring, impairment of assets (including write-offs of inventory and accounts receivable) and other non-recurring items (other than non-cash charges for write-offs of goodwill and related non-cash charges with respect to deferred tax assets) to be recorded by the Company in the quarter ended March 31, 2002 will exceed $10,000,000, on a pre-tax basis.

                  (n) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under the Articles of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company, Bylaws or such Subsidiaries' organizational charter or bylaws, respectively. Except as disclosed in
         Schedule 3(n), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq National Market (the "Principal Market") and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market. Since August 7, 2000, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (o) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                  (p) Transactions With Affiliates. Except as set forth on
         Schedule 3(p) or in the SEC Documents filed at least ten days prior to the date of this Agreement and other than the grant of stock options disclosed on Schedule 3(q), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as officers or directors of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a material interest or is an officer or director, trustee or partner.

                  (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 150,000,000 shares of Common Stock, of which as of the date hereof, 36,715,255 shares are issued and outstanding, 3,791,508 shares are reserved for issuance pursuant to the Company's stock option and purchase plans and none are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (y) 5,000,000 shares of preferred stock, of which as of the date hereof, none are issued and outstanding, and, except with respect to the Rights Plan, none are reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(q): (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to each Buyer true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock, other than securities issued pursuant to the Company's stock option plans, and the material rights of the holders thereof in respect thereto.

                  (r) Indebtedness. As of the date hereof and as of the Initial Closing Date, except as disclosed in Schedule 3(r), neither the Company nor any of its Subsidiaries has any outstanding Indebtedness (as defined below). As of the date hereof and as of the applicable Closing Date, neither the Company nor any of its Subsidiaries (i) is in violation of any term of or in default under any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (ii) is a party to any Indebtedness the performance of which, in the judgement of the Company's officers, has or is expected to have, individually or in the aggregate, a Material Adverse Effect, assuming that the Company and its Subsidiaries remain in compliance in all material respects with the terms and conditions of such Indebtedness. Schedule 3(r) identifies whether all Indebtedness listed thereon is secured or unsecured. For purposes of this Agreement:
         (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof. The Company has furnished to each Buyer true, correct and complete copies of the Original Facilities (as defined in the Notes), as amended and as in effect on the date hereof, including the Credit Facility Amendments (as defined in Section 4(i)).

                  (s) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such which, if determined adversely to the Company, would have, either individually or in the aggregate, a Material Adverse Effect, except as set forth in Schedule 3(s).

                  (t) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, taken as a whole.

                  (u) Employee Relations. Except as set forth in Schedule 3(u), Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement or employs any member of a union. No material labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company is imminent. No executive officer (as defined in Rule 501(f) of the 1933 Act) of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                  (v) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(v) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (w) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. Except as set forth in Schedule 3(w), none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth in Schedule 3(w), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                  (x) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

                  (y) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                  (z) Other Contracts. Except as disclosed in Schedule 3(z), neither the Company nor any of its Subsidiaries is (i) subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) a party to any contract, agreement or instrument which in the judgment of the Company's officers has or is expected to have, individually or in the aggregate, a Material Adverse Effect, assuming that the Company and its Subsidiaries remain in compliance in all material respects with the terms and conditions of such contracts and agreements, (iii) a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would, individually or in the aggregate, result in a Material Adverse Effect, or (iv) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Effect. Pursuant to the terms of substantially all the manufacturing service agreements with the significant customers of the Company and its Subsidiaries (the "Significant MSA's"), the Company and/or its Subsidiaries have the unqualified right to cause such customer to purchase any or all of the inventory acquired by the Company and/or its Subsidiaries on behalf of such customer at a price equal to the cost incurred by the Company and/or Subsidiary in acquiring such inventory. As of the date hereof, substantially all of the inventory that the Company plans to record on its consolidated balance sheet for purposes of its Form 10-K for the 2002 fiscal year is inventory acquired pursuant to the Significant MSA's.

                  (aa) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,

         (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

         4. COVENANTS.

                  (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                  (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the applicable Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each of the Closing Dates.

                  (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares, the Interest Shares and the Warrant Shares, none of the Notes or Warrants is outstanding and no obligation to purchase Subsequent Notes or right to purchase Additional Notes exists (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                  (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, including growth initiatives, capital expenditures and potential acquisitions.

                  (e) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through EDGAR, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

                  (f) Listing. The Company shall promptly secure the listing of all of the

         Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market or obtain a listing on The New York Stock Exchange, Inc. (the "NYSE"). If the Company obtains a listing of the Common Stock on the NYSE and terminates its listing on the Nasdaq National Market, references in this Agreement to the "Principal Market" shall mean, from and after the date of the NYSE listing, the NYSE. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                  (g) Expenses; Fees. Subject to Section 8 below, at the Initial Closing, the Company shall pay a nonaccountable expense allowance of $62,500 to Smithfield Fiduciary LLC (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement), which amount shall be withheld by such Buyer from its Purchase Price at the Initial Closing. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                  (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(g) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(g) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. At the appropriate Investor's expense, the Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                  (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of each of the Notes, the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). At or before the time of the 8-K Filing, the Company shall have disclosed the terms of the amendments dated December 20, 2001, March 25, 2002 and May 3, 2002 to, and the waiver letter dated February 13, 2002 relating to, the Loan and Security Agreement dated June 28, 2001 between U.S. Bank National Association and the Company and the waivers and/or amendments dated February 14, 2002, March 29, 2002 and May 3, 2002 to, and the consent letters dated April 12, 2002, April 19, 2002, April 30, 2002 and May 3, 2002 (two letters) relating to, the Amended and Restated Revolving Credit Agreement dated June 29, 2001 between IBM Credit Corporation, the Company, Turtle Mountain Corporation and Pemstar Pacific Consultants Inc. (the "Credit Facility Amendments") in a filing with the SEC pursuant to the 1934 Act, and shall have attached such amendments to such filing. On or before 8:30 a.m., New York Time, on the first Business Day following each Closing Date, the Company shall file a Current Report on Form 8-K disclosing the transactions consummated at such Closing Date, including, without limitation the aggregate principal amount of the Notes purchased on such Closing Date, the Conversion Price of such Notes, the aggregate number of Warrant Shares subject to the Warrants issued on such Closing Date and the Exercise Price of such Warrants. From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

                  (j) Restrictions on the Company. So long as any Notes are outstanding or any Buyer has a right to purchase Notes hereunder, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes. On and after the date of this Agreement, so long as any Notes are outstanding or any Buyer has a right to purchase Notes hereunder, the Company shall comply with Section 15(a) of the Notes as though the Notes were outstanding.

                  (k) Corporate Existence. So long as any Buyer beneficially owns any Notes or Warrants or has the right to purchase any Additional Notes, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the Nasdaq National Market, Inc. or the NYSE.

                  (l) Trading Activities. The Company acknowledges and agrees that nothing in the Transaction Documents prohibits any Buyer (and any of its affiliates) from engaging, directly or indirectly, in hedging transactions involving the Securities (including, without limitation, by way of short sales, purchases and sales of options, swap transactions, synthetic transactions and other derivative transactions) at any time.

                  (m) Voting. Each Buyer agrees that it shall not vote any shares of Common Stock in connection with the Shareholder Approval.

                  (n) Shareholder Approval. The Company shall provide each shareholder entitled to vote at the next meeting of shareholders of the Company, which shall be not later than August 30, 2002, a proxy statement, which has been previously reviewed by the Buyers and a counsel of their choice, soliciting each such shareholder's affirmative vote at such shareholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement in accordance with applicable law and the rules and regulations of the Principal Market (such approval of such issuance of the Securities is referred to as the "Shareholder Approval") and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such proposal.

         5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

                  (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes or Warrants), a register for the Notes and the Warrants, in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

                  (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, the Interest Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) and stop transfer instructions to give effect to Section 2(g) hereof will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If a Buyer effects a sale, assignment or transfer of the

         Securities in accordance with Section 2(g), the Company shall permit the transfer, and shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares, Interest Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  (a) The obligation of the Company hereunder to issue and sell the Initial A-1 Notes and the related Initial A-1 Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                           (i) Such Buyer shall have executed each of the
                  Transaction Documents to which it is a party and delivered the same to the Company.

                           (ii) Such Buyer shall have delivered to the Company
                  the Purchase Price (less, in the case of Smithfield Fiduciary LLC, the amounts withheld pursuant to Section 4(g)) for the Initial A-1 Notes and the related Initial A-1 Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

                           (iii) The representations and warranties of such
                  Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                  (b) The obligation of the Company hereunder to issue and sell the applicable Notes and the related Warrants to each Buyer at each Closing other than the Initial Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                           (i) Such Buyer shall have delivered to the Company
                  the Purchase Price for the applicable Notes and the related Warrants being purchased by such Buyer at the applicable Closing (as determined in accordance with Sections 1(a), 1(d) and 1(e), as applicable) by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

                           (ii) The representations and warranties of such Buyer
                  shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the applicable Closing Date.

         7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                  (a) The obligation of each Buyer hereunder to purchase the Initial A-1 Notes and the related Initial A-1 Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                           (i) The Company shall have executed and delivered to
                  such Buyer (A) each of the Transaction Documents and (B) the Note Certificates (in such principal amounts as such Buyer shall request) representing the Initial A-1 Notes and the related Initial A-1Warrants being purchased by such Buyer pursuant to this Agreement.

                           (ii) Such Buyer shall have received the opinion of
                  Dorsey & Whitney LLP, the Company's counsel, dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

                           (iii) The Company shall have delivered to such Buyer
                  a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                           (iv) The Company shall have delivered to such Buyer a
                  certificate evidencing the incorporation and good standing of the Company and each Subsidiary located in the United States in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Initial Closing Date.

                           (v) The Company shall have delivered to such Buyer a
                  certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Minnesota within 10 days of the Initial Closing Date.

                           (vi) The Company shall have delivered to such Buyer a
                  certificate, executed by the

                  Secretary of the Company dated as of the Initial Closing Date, as to (A) the resolutions described in Section 3 as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer (the "Resolutions"), (B) the Articles of Incorporation and (C) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit G.

                           (vii) The representations and warranties of the
                  Company shall be true and correct as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

                           (viii) The Company shall have delivered to such Buyer
                  a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Initial Closing Date.

                           (ix) The Common Stock shall be (A) designated for
                  quotation or listing on the Principal Market, and (B) trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened.

                           (xi) The Company shall have delivered to such Buyer
                  copies of the executed Credit Facility Amendments and the consents to the transactions contemplated by this Agreement required from U.S. Bank National Association and I.B.M. Credit Corporation, and such amendments and consents shall be in a form, scope and substance reasonably satisfactory to such Buyer.

                  (b) The obligation of each Buyer hereunder to purchase the applicable Notes and the related Warrants at the applicable Closing (other than the Initial Closing) is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                           (i) The Company shall have executed and delivered to
                  such Buyer the Note Certificates (in such principal amounts as such Buyer shall request) representing the Notes and the related Warrants being purchased by such Buyer pursuant to this Agreement at the applicable Closing (as determined in accordance with Sections 1(a), 1(d) and 1(e), as applicable).

                           (ii) Such Buyer shall have received the opinion of
                  the Company's outside counsel dated as of the applicable Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit E attached hereto.

                           (iii) The Irrevocable Transfer Agent Instructions
                  shall remain in effect as of the applicable Closing Date and the Company shall have caused its transfer agent to deliver a letter to such Buyer to that effect.

                           (iv) The Company shall have delivered to such Buyer a
                  certificate evidencing the incorporation and good standing of the Company and each Subsidiary located in the United States in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the applicable Closing Date.

                           (v) The Company shall have delivered to such Buyer a
                  certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Minnesota within 10 days of the applicable Closing Date.

                           (vi) The Company shall have delivered to such Buyer a
                  certificate, executed by the Secretary of the Company dated as of the applicable Closing Date, as to (A) the Resolutions, (B) the Articles of Incorporation and (C) the Bylaws, each as in effect at the applicable Closing, in the form attached hereto as Exhibit G.

                           (vii) The representations and warranties of the
                  Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents (including, without limitation, the Notes and the Warrants issued prior to the applicable Closing Date) to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect in the form attached hereto as Exhibit H.

                           (viii) The Company shall have delivered to such Buyer
                  a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the applicable Closing Date.

                           (ix) The Common Stock shall be (A) designated for
                  quotation or listing on the Principal Market, and (B) trading in the Common Stock on the Principal Market shall not have been suspended by the SEC or the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened.

                           (x) During the period beginning on the Initial
                  Closing Date and ending on and including the applicable Closing Date, neither the Company nor any of its Subsidiaries shall have been in default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries, whether such indebtedness or guarantee exists at the Initial Closing Date or is created thereafter, nor shall there exist as of the applicable Closing Date an event that with the passage of time or giving notice, and assuming it were not cured, would constitute such a default.

                           (xi) During the period beginning on the Initial
                  Closing Date and ending on and including the applicable Closing Date, there shall not have occurred (A) a Triggering Event (as defined in the Notes) or an event that with the passage of time or giving of notice, and assuming it were not cured, would constitute a Triggering Event or (B) a consummation of a Change of Control (as defined in Section 5(a) of the Notes) or a public announcement of a pending, proposed or intended Change of Control which has not been abandoned or terminated prior to the beginning of the Pricing Period immediately prior to the applicable Closing Date, provided that this clause (B) shall not apply to the Additional Closing.

                           (xii) The aggregate amount of all charges related to
                  restructuring, impairment of assets (including write-offs of inventory and accounts receivable) and other non-recurring items (other than non-cash charges for write-offs of goodwill and related non-cash charges with respect to deferred tax assets) to be recorded by the Company in the quarter ended March 31, 2002 did not exceed $10,000,000.

         8. TERMINATION. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6(a) and 7(a) above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this
Section 8, the Company shall remain obligated to reimburse the nonbreaching Buyers for the expenses described in Section 4(g) above.

         9. MISCELLANEOUS.

                  (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this agreement or any transaction contemplated hereby.

                  (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein (including, without limitation, the confidentiality agreements dated April 16, 2002 between the Company and each of the Buyers), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing a majority of the aggregate principal amount of the Initial A-1 Notes on the Initial Closing Date, or if prior to the Initial Closing Date, the Buyers listed on the Schedule of Buyers as being obligated to purchase a majority of the aggregate principal amount of the Initial A-1 Notes. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of the Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

                  (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Pemstar Inc.
                  3535 Technology Drive N.W.
                  Rochester, Minnesota 55901
                  Telephone: (507) 292-6941
                  Facsimile: (507) 280-0838
                  Attention: William J. Kullback, Executive Vice President
                             and Chief Financial Officer

         With a copy to:

                  Dorsey & Whitney LLP
                  50 South Sixth Street
                  Minneapolis, Minnesota 55402
                  Telephone: (612) 340-2600
                  Facsimile: (612) 340-7800
                  Attention: Jonathan Abram, Esq.

         If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing a majority of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in Section 5 of the Notes) with respect to which the Company is in compliance with Section 5 of the Notes and Section 4(b) of the Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9(g) shall be deemed to modify the provisions of Section 2(g) of this Agreement.

                  (h) No Third Party Beneficiaries. Except for Section 9(k), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                  (i) Survival. Unless this Agreement is terminated under
         Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive each Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, members, partners, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
         (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

                  (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                               BUYERS:

PEMSTAR INC.                           SMITHFIELD FIDUCIARY LLC

By: /s/ Al Berning                     By: /s/ Adam J. Chill
    ------------------------------         ------------------------------------
    Name: Allen J. Berning                 Name: Adam J. Chill
    Title: Chairman, Chief Executive       Title: Authorized Signatory
           Officer and President

                                       CITADEL EQUITY FUND LTD.

                                       By: /s/ Kenneth A. Simpler
                                           -------------------------------------
                                           Name: Kenneth A. Simpler
                                           Title: Vice President

                               SCHEDULE OF BUYERS

           (1)                           (2)                    (3)         (4)         (5)                     (6)

                                                                          Maximum
                                                             Aggregate   Aggregate
                                                             Principal   Principal
                                                             Amount of   Amount of  Subsequent
                                                              Initial     Initial    Closing      Legal Representative's
          Buyer           Address and Facsimile Number       A-1 Notes   A-2 Notes  Percentage  Address and Facsimile Number
          -----           ----------------------------       ---------   ---------  ----------  ----------------------------
Smithfield Fiduciary LLC  c/o Highbridge Capital            $2,500,000  $2,500,000     50%      Schulte Roth & Zabel LLP
                             Management, LLC                                                    919 Third Avenue
                          9 West 57th Street, 27th Floor                                        New York, New York 10022
                          New York, New York 10019                                              Attention: Eleazer Klein, Esq.
                          Attention: Ari J. Storch                                              Facsimile: (212) 593-5955
                                     Adam J. Chill                                              Telephone: (212) 756-2376
                          Facsimile: (212) 751-0755                                             e-mail: Eleazer.klein@srz.com
                          Telephone: (212) 287-4720
                          e-mail: aris@hcmny.com
                                  adamc@hcmny.com
                          Residence: Cayman Islands

Citadel Equity Fund Ltd.  c/o Citadel Investment Group,     $2,500,000  $2,500,000     50%      Katten Muchin Zavis Rosenman
                          L.L.C.                                                                525 W. Monroe Street
                          225 West Washington Street                                            Chicago, Illinois 60661-3693
                          Chicago, Illinois 60606                                               Attention: Robert J. Brantman, Esq.
                          Attention: Kenneth A. Simpler                                         Facsimile: (312) 902-1061
                          Facsimile: (312) 338-0780                                             Telephone: (312) 902-5200
                          Telephone: (312) 696-2100                                             e-mail: robert.brantman@kmzr.com
                          e-mail:
                          kenneth.simpler@citadelgroup.com
                          Residence: Cayman Islands


                                   SCHEDULES
                                   ---------

Schedule 3(a)      Subsidiaries
Schedule 3(d)      Conflicts
Schedule 3(e)      Consents
Schedule 3(k)      SEC Documents
Schedule 3(l)      Material Changes
Schedule 3(n)      Conduct of Business; Regulatory Permits
Schedule 3(p)      Transactions with Affiliates
Schedule 3(q)      Capitalization
Schedule 3(r)      Indebtedness and Other Contracts
Schedule 3(s)      Litigation
Schedule 3(u)      Employee Relations
Schedule 3(v)      Title
Schedule 3(w)      Intellectual Property
Schedule 3(z)      Other Contracts


                                    EXHIBITS
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Exhibit A          Form of Initial Note
Exhibit B          Form of Subsequent Note
Exhibit C          Form of Additional Note
Exhibit D          Form of Registration Rights Agreement
Exhibit E          Form of Company Counsel Opinion
Exhibit F          Form of Irrevocable Transfer Agent Instructions
Exhibit G          Form of Secretary's Certificate
Exhibit H          Form of Officer's Certificate
Exhibit I          Form of Warrant